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                                                                    Exhibit 99.8


                                                                    ANNEX A


                               Offer to Exchange
             $110,000,000 9 1/8% Senior Notes due February 1, 2008
                                      for
             $110,000,000 9 1/8% Senior Notes due February 1, 2008
                            of Diamond Holdings plc
             Guaranteed as to payment of Principal and Interest by
                        Diamond Cable Communications Plc


To Our Clients:

     We are enclosing herewith a Prospectus, dated May 12, 1998, of Diamond Holdings plc (the "Issuer") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Issuer to exchange its $110,000,000 9 1/8% Senior Notes due February 1, 2008 (the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding $110,000,000 9 1/8% Senior Notes due February 1, 2008 (the "Old Notes") upon the terms and subject to the conditions set forth in the Exchange Offer. In connection with the Exchange Offer by the Issuer, Book-Entry Interests in the depositary interests in the Old Notes ("Old Book-Entry Interests") may be tendered to the Book-Entry Depositary in exchange for Book-Entry Interests in the depositary interests in the New Notes ("New Book-Entry Interests") which are traded through the facilities of DTC ("DTC" or the "Book-Entry Transfer Facility"). In such case, the Book-Entry Depositary has committed to exchange a like principal amount of New Book-Entry Interests for the Old Book-Entry Interests so tendered. References below to New or Old Notes include New or Old Book-Entry Interests.

     PLEASE NOTE THAT THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 15, 1998, UNLESS EXTENDED.

     The Offer is not conditioned upon any minimum number of Old Notes being tendered.

     We are the holder of Old Notes for your account as a participant in the Book-Entry Transfer Facility. A tender of such Old Notes can be made only by us as the participant in the Book-Entry Transfer Facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.



     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Issuer that (i) the New Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, (ii) the holder of the Old Notes has no arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, the holder is not engaged in and does not intend to participate in a distribution of the New Notes and (iv) the holder is not an "affiliate" of the Issuer






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within the meaning of Rule 405 under the Securities Act.  If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account pursuant to the Exchange Offer, we will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.






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                                                                         ANNEX B


                                 INSTRUCTION TO
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF

                              Diamond Holdings plc

             $110,000,000 9 1/8% Senior Notes due February 1, 2008


To Participant of the
     Book-Entry Transfer Facility

     The undersigned hereby acknowledges receipt of the Prospectus dated May 12, 1998 (the "Prospectus") of Diamond Holdings plc (the "Issuer"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuer's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the Book-Entry Transfer Facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

             $    of the 9 1/8% Senior Notes due February 1, 2008

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

             [] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

             $    of the 9 1/8% Senior Notes due February 1, 2008

             [] NOT to tender any Old Notes held by you for the account of the undersigned.



     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner, including but not limited to the representations, that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) the undersigned has no arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, the undersigned is not engaged in and does not intend to participate in the distribution of such New Notes and (iv) the undersigned is not an "affiliate" of the Issuer within the






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meaning of Rule 405 under the Securities Act of 1933, as amended (the
"Securities Act"). If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account pursuant to the Exchange Offer, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.






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                                     SIGN HERE


Name of beneficial owner(s):
                          _____________________________________________________


Signature(s): _________________________________________________________________


Name(s) (please print):
                      _________________________________________________________


Address:   ____________________________________________________________________


Telephone Number:   ___________________________________________________________


Taxpayer identification number or Social Security Number:
                                                  _____________________________


Date:   _______________________________________________________________________